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                                                                      EXHIBIT 11

                         EAGLE-PICHER INDUSTRIES, INC.

                    CALCULATION OF AVERAGE NUMBER OF SHARES

                      THREE YEARS ENDED NOVEMBER 30, 1993

                                                            1993           1992           1991
                                                         ----------     ----------     ----------
Average common shares issued..........................   11,125,000     11,125,000     11,125,000
Less:  Average common treasury shares.................      (94,485)      (146,568)      (146,568)
                                                         ----------     ----------     ----------
Average number of common shares outstanding...........   11,030,515     10,978,432     10,978,432
                                                         ----------     ----------     ----------
                                                         ----------     ----------     ----------